Exhibit 10.1

WILSON BANK HOLDING COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT

(Directors)

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of _____________, 20__ (the “Grant Date”), by and between Wilson Bank Holding Company a Tennessee corporation (together with its Subsidiaries and Affiliates, the “Company”), and the individual identified on the signature page hereto (the “Optionee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Wilson Bank Holding Company 2025 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $2.00 per share, (the “Common Stock”) of the Company (the “Shares”); and

WHEREAS, pursuant to the Plan, the Board has granted on award of options to the Optionee in his or her capacity as a director of the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Grant of Option.
(a)
The Company grants as of the date of this Agreement the right and option (the “Option”) to purchase __________ Shares, in whole or in part (the “Option Stock”), at an exercise price of ___________________________________ and No/100 Dollars ($_________) per Share, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a shareholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.
(b)
The Option shall be a non-qualified stock option. In order comply with all applicable federal, state or local tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or other taxes are withheld or collected from the Optionee.
2.
Exercise of Option.

(a) Except as otherwise provided herein, this Option shall become vested and exercisable as set forth below, if and only if the Optionee has continously provided services as a director of the Company from the date of this Agreement through and including such dates:

Percentage Vested Date

________ __________

________ __________

________ __________

(b) Notwithstanding the above, this Option shall vest and become exercisable with respect to 100% of the Option Stock in the event of the Optionee’s death, Disability or Retirement, provided the Optionee has continuously provided services as a director of the Company from the date of this Agreement to such event. Notwithstanding anything in the Plan to the contrary, “Retirement” for purposes of this Agreement means that the Optionee’s service as a director ends following the Optionee having served as a director of the Company for twenty (20) years or having attained the age at which the Optionee is required to retire from the Board pursuant to the Company’s mandatory retirement age policy applicable to the Optionee.

(c) Notwithstanding the foregoing, in the event of a Change in Control, this Option shall become vested and exercisable (but only to the extent such Option has not otherwise terminated) with respect to 100% of the Option Stock immediately prior to the Change in Control.

3.
Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company’s designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the “Option Payment”) and, except as otherwise provided herein. The Option Payment shall be made (a) in cash or cash equivalents, (b) by transfer, either actually or by attestation, to the Company of whole Shares previously acquired by the Optionee and valued at the Shares’ Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date), or by a combination of such cash (or cash equivalents) and Shares, (c) by directing the Company to withhold that number of whole Shares otherwise deliverable to the Optionee pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Payment, or (d) by a combination of (a), (b) and/or (c).
4.
Termination of Option. The Option will expire ten (10) years from the date of grant of the Option (the “Term”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:
(a)
Termination by Death. If the Optionee’s service as a director of the Company terminates by reason of death, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination (after giving effect to any acceleration of vesting provided for in Section 2 above), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of three (3) years from the date of death or until the expiration of the Term of the Option, whichever period is the shorter.
(b)
Termination by Reason of Disability. If the Optionee’s service as a director of the Company terminates by reason of Disability, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination (after giving effect to any acceleration of vesting provided for in Section 2 above), by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of three (3) years from the date of such termination of service as a director or until the expiration of the Term of the Option, whichever period is the shorter.
(c)
Termination by Retirement. If the Optionee’s service as a director of the Company terminates by reason of Retirement, this Option may thereafter be exercised by the Optionee, to the extent the Option was exercisable at the time of such termination (after giving effect to any acceleration of vesting provided for in Section 2 above) for a period of three (3) years from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter.
(d)
Termination for Cause. If the Optionee’s service as a director of the Company is terminated for Cause, this Option shall terminate immediately following the termination of the Optionee’s service as a director of the Company and become void and of no effect, and any Option that was vested but not exercised prior to the termination of the Optionee’s service as a director of the Company shall be forfeited as of the termination of the Optionee’s service as a director of the Company.
(e)
Other Termination. If the Optionee’s service as a director of the Company terminates for any reason other than for Cause, death, Disability or Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination by the Optionee for a period of ninety (90) days from the date of such termination of service as a director of the Company or the expiration of the Term of the Option, whichever period is the shorter.
5.
No Right to Continued Service. This Agreement, and the grant of the Option hereunder, shall not be construed as giving the Optionee the right to be retained on the Board of the Company, and the Company may at any time dismiss the Optionee from service as a director of the Company, free from any liability or any claim under the Plan or this Agreement.
6.
Adjustment to Option Stock. The Board may make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (and shall make the adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in accordance with the Plan, whenever the Board determines that such event(s) affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.
7.
Amendments to Option. Subject to the restrictions contained in the Plan, the Board may amend this Agreement or waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Optionee shall not to that extent be effective without the consent of the Optionee.
8.
Limited Transferability. Except as otherwise provided by the Board, during the Optionee’s lifetime, this Option can be exercised only by the Optionee, and this Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer.
9.
Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.
10.
Plan Governs. The Optionee hereby acknowledges receipt of a copy of (or electronic link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
11.
Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
12.
Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company: Wilson Bank Holding Company

623 W. Main Street

Lebanon, Tennessee 37087

Attn: Chief Financial Officer

To the Optionee: The address then maintained with respect to the Optionee in the Company’s records.

13.
Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
14.
Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heirs, executors, administrators, successors and assignees.
15.
Resolution of Disputes. Except in such instances where the Company is seeking to enforce its rights pursuant to Section 18, any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

16.
Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Optionee concerning the Options and the shares of Common Stock that may be issued pursuant to this Agreement, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Optionee have made no promises, agreements, conditions or understandings relating to the Options or the shares of Common Stock that may be issued pursuant to this Agreement, either orally or in writing, that are not included in this Agreement or the Plan.
17.
Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Optionee will be deemed an original and all of which together will be deemed the same Agreement.
18.
Restrictive Covenants.

18.1 Non-Competition. The Optionee agrees that during the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) and for a period of twelve (12) months following the termination of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) for any reason, the Optionee will not (except on behalf of or with the prior written consent of the Company), within the Area, either directly or indirectly, on the Optionee’s own behalf or in the service or on behalf of others, perform for any Competing Business any services which are the same as or essentially the same as the services the Optionee provided for the Company or any Subsidiary or Affiliate of the Company. “Area” for purposes of this Agreement shall mean any county where the Company or any Subsidiary or Affiliate of the Company has an office as of the date that the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) terminates. “Competing Business” for purposes of this Agreement shall mean any entity (other than the Company or any Subsidiary of Affiliate of the Company) that is conducting business that is the same or substantially the same as the business of the Company or any Subsidiary or Affiliate of the Company, which the parties hereto agree is the business of commercial and consumer banking.

18.2 Non-Solicitation of Customers. The Optionee agrees that during the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) and for a period of twelve (12) months following the termination of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) for any reason, the Optionee will not (except on behalf of or with the prior written consent of the Company) on the Optionee’s own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Company’s or any of its Subsidiaries’ or Affiliates’ customers, including prospective customers actively sought by the Company or any Subsidiary or Affiliate of the Company, with whom the Optionee has or had material contact during the last one (1) year of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company), for purposes of providing products or services that are competitive with those provided by the Company or any Subsidiary or Affiliate of the Company.

18.3 Non-Solicitation of Employees. The Optionee agrees that during the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) and for a period of twelve (12) months following the termination of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) for any reason, the

Optionee will not (except on behalf of or with the prior written consent of the Company) on the Optionee’s own behalf or in the service or on behalf of others, solicit, recruit or hire or attempt to solicit, recruit or hire any employee of the Company or any Subsidiary or Affiliate of the Company that was an employee of the Company or any Subsidiary or Affiliate of the Company within the one (1) year period prior to the termination of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company), whether or not such employee is a full-time employee or a temporary employee of the Company or any Subsidiary or Affiliate of the Company, such employment is pursuant to written agreement, for a determined period, or at will.

18.4 Obligations with Respect to Company Information and Confidential Information. All Company Information received or developed by the Optionee while serving as a director of the Company or any Subsidiary or Affiliate thereof will remain the sole and exclusive property of the Company or such Subsidiary or Affiliate. The Optionee agrees that he or she will (i) hold the Company Information in strictest confidence; (ii) not use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information; and (iii) not take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Optionee is required by law to disclose any Company Information, the Optionee will not make such disclosure unless (and then only to the extent that) the Optionee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Optionee becomes aware that such disclosure has been requested and is required by law. This Section 18.4 shall survive for a period of twelve (12) months following termination of the Optionee’s service as a director of the Company or any Subsidiary or Affiliate of the Company and shall survive termination of the Optionee’s service as a director of the Company or any Subsidiary or Affiliate of the Company for so long as is permitted by applicable law, with respect to Trade Secrets. Upon request by the Company, and in any event upon termination of his or her service as a director of the Company or any Subsidiary or Affiliate thereof, the Optionee will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Company Information then in his or her possession or control. For purposes of this Agreement, “Company Information” means Confidential Information and Trade Secrets. For purposes of this Agreement, the term “Confidential Information” means data and information relating to the business of the Company, or any of its Subsidiaries, (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Optionee or of which the Optionee became aware as a consequence of or through the Optionee’s relationship to the Company or such Subsidiary and which has value to the Company or such Subsidiary, and is not generally known to the Company’s or such Subsidiary’s competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or any Subsidiary thereof (except where such public disclosure has been made by the Optionee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. For purposes of this Agreement, the term “Trade Secrets” means Confidential Information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

18.5 Impact of Change in Control. In the event that a Change in Control occurs prior to the termination of the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company), this Section 18 shall be void and of no further force and effect from and after the Change in Control.

18.6 Recovery of Attorneys’ Fees. In the event the Optionee breaches any provision of this Section 18, the Company shall be entitled to recover from the Optionee the reasonable costs incurred in preventing or remedying such breach, including but not limited to attorneys’ fees.

18.7 Reduced Scope. If any court or other decision-maker of competent jurisdiction determines that any of the Optionee’s covenants contained in Section 18 of this Agreement is unenforceable because of the duration or scope of such provision, then, after such determination has become final and nonappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

18.8 Breach of Restrictive Covenants. The Optionee acknowledges and agrees that any breach by the Optionee of any of the provisions of this Section 18 (the “Restrictive Covenants”) would result in irreparable injury and damage to the Company for which money damages would not provide an adequate remedy. Therefore, if the Optionee breaches, or threatens to commit a breach of, any of the Restrictive Covenants set forth in Sections 18.1, 18.2, 18.3 and 18.4, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages):

(i) the right and remedy to have the Restrictive Covenants set forth in Sections 18.1, 18.2, 18.3 and 18.4 specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Optionee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii) the right and remedy to have the period of time of any such Restrictive Covenant set forth in Sections 18.1, 18.2, 18.3 and 18.4 extended by the amount of time equivalent to the time that accrues from the earlier of: (A) the Optionee’s first breach of such Restrictive Covenants or (B) the date of the Optionee’s termination of employment with the Company (or any Subsidiary or Affiliate of the Company), until the later of: (I) the date the Optionee ceases breaching such Restrictive Covenants; or (II) the date a court of proper jurisdiction issues a judgment finding that the Optionee has breached such Restrictive Covenants.

18.9 Venue; right to Jury Trial. The Optionee and the Company shall submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Middle District of Tennessee or the Chancery Court for Wilson County, Tennessee in any litigation arising out of Section 18 of this Agreement. THE OPTIONEE HEREBY EXPRESSLY WAIVES THE OPTIONEE’S RIGHT TO A JURY TRIAL IN ANY COURT PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.10 Disclosure of Restrictive Covenants. Should the Optionee’s service as a director of the Company (or any Subsidiary or Affiliate of the Company) terminate, the Optionee agrees to disclose the existence of this Section 18 to any prospective employer or company on whose board of directors or similar governing body the Optionee would sit that is engaged in a Competing Business. The Optionee further agrees that if the Optionee obtains new service on the board of directors or similar governing body of another Company, the Company may notify the Optionee’s new employer(s) or the company on whose board of directors or similar governing body the Optionee sits of the Optionee’s obligations under Section 18 of this Agreement. The Optionee further agrees to notify the Company if the Optionee engages in any conduct that would constitute a potential breach of the terms of Section 18 of this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be duly executed effective as of the day and year first above written.

WILSON BANK HOLDING COMPANY

By: ________________________________

OPTIONEE:

____________________________________

Signature

Please check this box □ to acknowledge that you have read this Agreement, including, without limitation, Section 18 hereof, agree to be bound by the terms of this Agreement, including, without limitation, Section 18 hereof, and accept the Options granted hereunder.